CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            Mattress Showrooms, Inc.
                                (the Corporation)

We, the undersigned, Nelson Vazquez (President/Director) and Douglas Ansell (Secretary/Director) of the Corporation do hereby certify:

That the board of Directors of the Corporation at a meeting duly convened and held on the 22nd day of April, 1997, adopted a resolution to amend the original articles as follows:

Article I is hereby amended to read as follows:

First: The name of the corporation is "International Star, Inc."

Additionally, The issued and outstanding 6,000,000 common shares are hereby forward split 5 to 1 (five-to-one) making the issued and outstanding shares increase from 6,000,000 to 30,000,000 which is a part of the total 100,000,000 authorized capital common shares."

The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 6,000,000 (prior to forward split); that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon."

   /s/ Nelson Vazquez                           /s/ Douglas Ansell
-------------------------                   -------------------------
Nelson Vazquez, President                   Douglas Ansell, Secretary

State Of Nevada     -
                    |     ss.               [NOTARIZED]
County Of Clark     -

         The undersigned Notary Public certified deposes and states that Nelson Vazquez and Douglas Ansell, personally appeared before me and executed the foregoing on behalf of the Corporation as its President and Secretary respectively, this 23rd day of April, 1997.


                                            By:   /s/ Bridget E. Richards
                                               ---------------------------
                                               Notary Public and for said
                                               County and State